Exhibit 23.1

                 [LETTERHEAD OF ROSENTHAL, PACKMAN & CO., P.C.]

September 18, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.

Dear Sirs / Madams:

We are prepared to permit the use of our report relating to the financial statements of Intertech Corporation as of June 30, 2001 and for the period then ended contained therein.

                                  Yours truly,

                                  /s/ Rosenthal, Packman & Co., P.C.

                                  Rosenthal, Packman & Co., P.C.